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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF

                             LACROSSE FOOTWEAR, INC.
                            (A WISCONSIN CORPORATION)

                            Adopted October 30, 2005
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                                    ARTICLE I
                                     OFFICES

1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                                   ARTICLE II
                                  SHAREHOLDERS

2.01. Annual Meeting. The annual meeting of the shareholders shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is practicable.

2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board, the Board of Directors or the Chief Executive Officer. The corporation shall call a special meeting of shareholders in the event that the holders of at least 10 % of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty days after the date that the demand is delivered to the corporation.

2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

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2.04. Notice of Meeting. Written notice stating the date, time and place of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting (unless a different time is provided by the Wisconsin Business Corporation Law or the articles of incorporation), either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer or the Secretary, to each shareholder of record entitled to vote meeting and to such other persons as required by the Wisconsin Business Corporation Law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid. If an annual or special meeting of shareholders is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

2.05. Waiver of Notice. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation or these by-laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.06. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to demand a special meeting as contemplated by Section 2.02 hereof, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting as contemplated in Section 2.02 hereof, the record date shall be the date that the first shareholder signs the demand. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a

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      meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption at other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

2.07. Shareholders' List for Meetings. After a record date for a special or annual meeting of shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.07. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of common stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.08. Except as otherwise provided in the articles of incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such

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      adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.09. Conduct of Meeting. If a Chairman has been appointed, the Chairman shall, when present, call the meeting of shareholders to order and shall preside at all meetings of the shareholders. In the absence of the Chairman, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President in the order or rank as established by the Board of Directors, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.10. Proxies. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.

2.11. Voting of Shares. Except as provided in the articles of incorporation or in the Wisconsin Business Corporation Law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

2.12. Action without Meeting. Any action required or permitted by the articles of incorporation or these by-laws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if a written consent or consents, describing the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for inclusion in the corporate records.

2.13. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

      (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

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      (b)   The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

      (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

      (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

      (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

      The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

2.14 Shareholder Business to be Conducted at the Annual Meeting of Shareholders. Shareholders may nominate one or more persons for election as directors at the annual meeting of shareholders or propose business to be brought before the annual meeting of shareholders, or both, only if (i) such business is a proper matter for shareholder action under the Wisconsin Business Corporation Law and (ii) the shareholder has given timely notice in proper written form of such shareholder's intent to make such nomination or nominations or to propose such business.

      To be timely, a shareholder's notice relating to the annual meeting shall be delivered to the Secretary at the principal executive offices of the corporation not less than 120 or more than 180 days prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of (a) the 90th day prior to such annual meeting or
      (b) the 15th day following the day on which public announcement of the date of such meeting is first made.

      To be in proper form a shareholder's notice to the Secretary shall be in writing and shall set forth (a) the name and address of the shareholder of record who intends to make the nomination(s) or propose the business, and the name and address of the beneficial owner, if

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      any, on whose behalf the nomination(s) or proposal(s) are to be made, (b)
      as the case may be, the name and address of the person or persons to be nominated, or a brief description of the business to be proposed, (c) a representation that the shareholder is a holder of record of stock of the corporation, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) in the case of nomination of a director or directors, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (e) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and (f) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the corporation if so elected. The Board of Directors (or an authorized committee thereof) or the Chairman or other person presiding over the meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

      Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholder a right to have any nominee included in the corporation's proxy statement.

                                   ARTICLE III
                               BOARD OF DIRECTORS

3.01. General Powers, Classification and Number. All corporate powers shall be exercised by or under the authority of, and the business affairs of the corporation managed under the direction of, the Board of Directors. The number of directors of the corporation shall be eight (8), divided into three classes of three, (3), two (2) and three (3) directors, respectively, and designated as Class I, Class II and Class III, respectively. At each annual meeting of shareholders, the successors to the class of directors whose terms shall expire at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders, and until their successors are duly elected and qualified.

3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders in the year in which such director's term expires and until his or her successor shall have been duly elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her

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      term, or until his or her prior retirement, death, resignation or removal.
      A director may be removed from office only as provided in the articles of incorporation at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the Chairman of the Board or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors shall provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors. The Chairman of the Board, the Chief Executive Officer or Secretary may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

3.05. Notice; Wavier. Notice of each special meeting of the Board of Directors shall be given by written notice or oral notice. Written notice shall be delivered or communicated in person, by telegraph, teletype, facsimile or electronic transmission, or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight hours prior to the meeting. The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting. Oral notice shall be communicated in person or by telephone (including voice mail, answering machine or answering service) to a telephone number designated in writing by the director to the Secretary and is effective when communicated. If mailed, written notice shall be deemed to be effective seventy-two (72) hours after it is deposited in the United States mail so addressed, with postage thereon prepaid. If written notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If written notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier.

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      Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these by-laws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.06. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these by-laws, a majority of the number of directors specified in Section 3.01 of these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or by these bylaws, a quorum of any committee of the Board of Directors created pursuant to
      Section 3.12 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

3.07. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws require the vote of a greater number of directors.

3.08. Conduct of Meetings. If appointed, the Chairman shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. In the absence of the Chairman, the Chief Executive Officer, and in his or her absence, the President (subject to Section 4.07), and in his or her absence, a Vice President (subject to Section 4.08), and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

3.09. Vacancies. Any vacancies occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled only as provided in the articles of incorporation. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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3.10. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or. death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

3.11. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.12 hereof, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

3.12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the corporation's articles of incorporation; (e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

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3.13. Meetings by Telephone or other Communication Technology.

      (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting, or (ii) all communications during the meeting are immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

      (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

      (c) Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

3.14. Action without Meeting. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.12 hereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

                                   ARTICLE IV
                                    OFFICERS

4.01. Number. The officers of the corporation shall include a Chief Executive Officer, a Secretary, and a Chief Financial Officer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be' elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as

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      is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

4.03. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these by-laws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

4.04. Resignation. An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

4.05. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by
      Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

4.06. Chief Executive Officer. The Chief Executive Officer shall supervise and control all of the assets, business, and affairs of the corporation, subject to the direction and control of the Board of Directors. The Chief Executive Officer shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by resolution of the Board. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time. The Chief Executive Officer shall, unless a Chairman of the Board of Directors has been appointed and is present, preside at all meetings of the shareholders and the Board of Directors. The Chief Executive Officer may, but need not, be a member of the Board of Directors.

4.07. President. In the absence of the Chief Executive Officer or the Chief Executive Officer's inability to act, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer; provided that the President, if not also serving as the Chief Executive Officer, shall not assume the authority to preside as chairman of meetings of the Board unless the President is a member of the Board. The President shall have such other powers and perform such other duties as from time to time may be respectively prescribed by the Board, these Bylaws or the Chief Executive Officer.

4.08. Vice Presidents. In the absence of the Chief Executive Officer and the President, or in the event of the death, inability or refusal to act of the Chief Executive Officer and the President, or in the event that it shall be impracticable for the Chief Executive Officer and the President to act personally, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer or the President and, when so acting, shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer or the President; provided that no such Vice President shall assume the authority to preside as chairman of meetings of the Board unless such Vice President is a member of the Board. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chief Executive Officer and the President.

4.09. Secretary. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by the Wisconsin Business. Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President or by the Board of Directors.

4.10. Chief Financial Officer. The Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of
      Section 5.04; and (c) in general perform all of the duties incident to the office of the Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.11. Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

                                    ARTICLE V
                            CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of me corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in me name of the corporation by the Chief Executive Officer, the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary or the Chief Financial Officer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer of this corporation if he or she be present, or in his or her absence, the President of this corporation if he or she be present, or in his or her absence, by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his or her absence, of the President, or in his or her absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer, the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES; TRANSFER OF SHARES

6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02. Facsimile Signatures and Seal. The seal of the corporation, if any, on any certificates for shares may be a facsimile. The signature of the Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

6.03. Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

6.06. Lost, Destroyed or Stolen Certificates. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.07. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations, not inconsistent with law, as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

6.09. Shares Without Certificates. The Board of Directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement that includes (i) all of the information required on share certificates, and (ii) any transfer restrictions applicable to the shares.

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

                                   ARTICLE VII
                                      SEAL

7.01. The Board of Directors may provide for a corporate seal for the corporation.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.01. Provision of Indemnification. The corporation shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Officer is a Party because he or she is or was a Director or Officer of the corporation. The corporation shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a Proceeding, for all Expenses incurred in the Proceeding if the employee was a Party because he or she is or was an employee of the corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses under this Section 8.01 by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the corporation would be obligated to indemnify or advance Expenses to such Director, Officer or employee under this Section 8.01. All capitalized terms used in this Article VIII and not otherwise defined herein shall have the meaning set forth in
      Section 180.0850 of the Wisconsin Business Corporation Law.

                                   ARTICLE IX
                                   AMENDMENTS

9.01. By Shareholders. These by-laws may be amended or repealed and new by-laws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.

9.02. By Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or the articles of incorporation, these by-laws may also be amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that by-law.

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

9.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the by-laws then in effect, but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                      B-17